Exhibit 99.2

Condensed Combined Financial Statements of ProBuild Holdings, Inc.

ProBuild Holdings, Inc.

Condensed Balance Sheets

June 30, 2015 and December 31, 2014

	June 30, 2015	December 31, 2014
	(Unaudited) (In thousands of dollars)
Assets
Current assets
Cash and cash equivalents	$18,959	$9,385
Accounts receivable, less allowances of $12,370 and $12,504 at June 30, 2015.and December 31, 2014, respectively	501,448	443,829
Inventories, net	349,730	317,476
Other current assets	20,021	20,494
Total current assets	890,158	791,184
Property and equipment, net	564,493	583,719
Goodwill	1,026,159	1,026,159
Other Assets	5,468	8,384
Total assets	$2,486,278	$2,409,446
Liabilities and Equity
Current liabilities
Accounts payable and checks outstanding	$378,673	$288,707
Accrued expenses and other current liabilities	233,445	252,436
Current maturities of notes payable and lease obligations	5,897	6,109
Total current liabilities	618,015	547,252
Long-term liabilities
Notes payable and lease obligations, net of current maturities	1,262,495	1,281,305
Other long-term liabilities	21,854	21,085
Total liabilities	1,902,364	1,849,642
Commitments and contingencies (Note 9)
Stockholder’s equity
Common stock	5	5
Additional paid-in capital	869,218	869,218
Accumulated deficit	(813,621)	(810,583)
Total ProBuild Holdings, Inc. stockholder’s equity	55,602	58,640
Noncontrolling interests	528,312	501,164
Total equity	583,914	559,804
Total liabilities and equity	$2,486,278	$2,409,446

The accompanying notes are an integral part of these combined financial statements.

ProBuild Holdings, Inc.

Condensed Combined Statements of Operations

Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited) (In thousands of dollars)
Net sales	$1,166,319	$1,209,395	$2,079,459	$2,117,839
Cost of goods sold	842,866	900,829	1,519,152	1,578,628
Gross margin	323,453	308,566	560,307	539,211
Operating expenses, excluding depreciation and amortization	253,886	262,948	487,801	511,695
Depreciation expense	12,036	11,838	24,336	23,598
Amortization expense	897	3,101	1,885	6,516
Total operating expenses	226,819	277,887	514,022	541,809
Income (loss) from operations	56,634	30,679	46,285	(2,598)
Interest expense	(12,838)	(14,025)	(25,716)	(27,680)
Other income	4,008	6,514	7,054	9,606
Income (loss) before income tax expense	47,804	23,168	27,623	(20,672)
Income tax expense	426	800	1,292	1,576
Net income (loss) from operations	47,378	22,368	26,331	(22,248)
Less: Income (loss) attributable to the noncontrolling interests	45,514	26,366	29,369	(15,519)
Net income (loss) attributable to ProBuild Holdings, Inc.	$1,864	$(3,998)	$(3,038)	$(6,729)

The accompanying notes are an integral part of these combined financial statements.

ProBuild Holdings, Inc.

Condensed Combined Statements of Comprehensive Income

Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited) (In thousands of dollars)
Net income (loss)	$47,378	$22,368	$26,331	$(22,248)
Other comprehensive loss
Pension adjustment	(1,100)	—	(2,221)	—
Other comprehensive loss	(1,100)	—	(2,221)	—
Total comprehensive income (loss)	46,278	22,368	24,110	(22,248)
Less: Comprehensive income (loss) attributable to noncontrolling interests	44,414	26,366	27,148	(15,519)
Comprehensive income (loss) attributable to ProBuild Holdings, Inc.	$1,864	$(3,998)	$(3,038)	$(6,729)

The accompanying notes are an integral part of these combined financial statements.

ProBuild Holdings, Inc.

Condensed Combined Statements of Cash Flows

Six Months Ended June 30, 2015 and 2014

	Six months Ended
	June 30,
	2015	2014
	(Unaudited)
	(In thousands of dollars)
Cash flows from operating activities
Net income (loss)	$26,331	$(22,248)
Adjustments to reconcile net loss to cash flows from operating activities
Depreciation	27,013	26,111
Amortization of intangible assets	1,885	6,516
Bad debts, net of recoveries	792	1,733
Gain on sales and impairment of property and equipment, net	(2,016)	(1,840)
Deferred taxes	(869)	(9)
Noncash interest	1,080	1,080
Unfunded pension obligation	221	(770)
Other	(1,531)	(727)
Changes in assets and liabilities
Accounts receivables, net	(58,411)	(85,784)
Inventories, net	(32,254)	(50,847)
Other current assets	473	(3,178)
Accounts payable	88,027	75,873
Accrued expenses and other current liabilities	(18,281)	(27,896)
Net cash provided (used) by operating activities	32,460	(81,986)
Cash flows from investing activities
Increase in notes receivable and investments	(49)	(873)
Additions to property and equipment	(16,189)	(29,302)
Proceeds from sale of property and equipment	5,546	5,952
Net cash (used) in investing activities	(10,692)	(24,223)
Cash flows from financing activities
Increase in checks outstanding	1,939	(87)
Proceeds from long-term debt	445,330	660,320
Payments on long-term debt and capital lease obligations	(459,463)	(549,725)
Net cash provided (used) by financing activities	(12,194)	110,508
Net increase in cash and cash equivalents	9,574	4,299
Cash and cash equivalents
Beginning of Year	9,385	14,343
End of quarter	$18,959	$18,642

The accompanying notes are an integral part of these combined financial statements.

ProBuild Holdings, Inc.

Notes to Condensed Combined Financial Statements

(Unaudited)

1.	Organization and Summary of Significant Accounting Policies

Organization and Description of Business

ProBuild Holdings, Inc. and subsidiaries and commonly controlled companies combined here within (the "Company") are owned by ProBuild Capital LLC, which is, in turn, owned by FMR LLC and a FMR LLC related party entity, ProBuild Investors LLC (collectively referred to herein as the "Investors").

The Company is a leading supplier of building materials, manufactured components, and construction services to professional contractors, subcontractors, and consumers. At June 30, 2015, the Company operated locations in 40 states across the U.S. The Company sells a broad selection of building materials including lumber, plywood, OSB, gypsum wallboard and other drywall products, millwork, trusses, roofing, acoustical materials, siding products, insulation materials, metal specialties, hardware, and tools. The Company's manufactured products include trusses, wall panels, millwork, and pre-hung door and window fabrication. The Company also provides construction services which include framing and installation of other products.

These financial statements also include the accounts of a consolidated affiliate, ProBuild Real Estate Holdings, LLC ("PBRE"), which is a wholly owned subsidiary of ProBuild Capital LLC and owns properties that are leased to the Company. PBRE is considered a variable interest entity ("VIE") for which the Company directs activities and absorbs losses related to property sales and disposals and, as such, the Company consolidates the results of PBRE. Related party earnings from operations have been eliminated in the preparation of these combined financial statements and all remaining PBRE income is reflected on the accompanying combined statements of operations as noncontrolling interests

In the opinion of management, the accompanying unaudited condensed combined financial statements include all recurring adjustments and normal accruals necessary for a fair presentation of the company's financial position, results of operations and cash flows for the dates and periods presented. Results for interim periods are not necessarily indicative of the results to be expected during the remainder of the current year or for any future period. All significant intercompany accounts and transactions have been eliminated in combination.

The condensed combined balance sheet as of December 31, 2014 is derived from the audited combined financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. This condensed combined balance sheet as of December 31, 2014 and the unaudited condensed combined financial statements included herein should be read in conjunction with the more detailed audited combined financial statements for the year ended December 31, 2014. Accounting policies used in the preparation of these unaudited condensed combined financial statements are consistent with the accounting policies described in the Notes hereto.

Combined Financial Statements included in our audited financial statements as of and for the year ended December 31, 2014.

Certain prior period amounts have been reclassified to conform with the current period condensed presentation. Nontrade receivables have been reflected in accounts receivable, insurance recoveries have been reflected in other current assets, intangible assets have been reflected in other assets, held-for-sale assets have been reflected in property and equipment, net and checks outstanding have been reflected in accounts payable in the condensed combined balance sheet at June 30, 2015 and December 31, 2014. These reclassifications did not have an impact on current or total assets and liabilities for the periods presented.

2.	Inventory

Inventory consists principally of building materials finished goods and is carried at the lower of cost or market. Cost is determined using the last-in, first-out method. Had the first-in, first-out (FIFO) method been used to value inventory at June 30, 2015 and December 31, 2014, inventory would have been approximately $45.3 million and $52.2 million higher, respectively. Additionally, if the FIFO method had been used, pre-tax income would have been $6.9 million lower for the three and six months ended June 30, 2015 and pre-tax income would have been $6.2 million higher for the three months ended June 30, 2014 and pre-tax loss would have been 6.2 million lower for the six months ended June 30, 2014. Inventory is reported net of allowances for shrink, obsolescence, and net realizable value. As of June 30, 2015 and December 31, 2014, inventory allowances were $9.3 million and $7.9 million, respectively.

3.	Property and Equipment

Property and equipment as of June 30, 2015 and December 31, 2014 is as follows:

	June 30,	December 31,
	2015	2014
	(In thousands of dollars)
Land	$194,995	$196,260
Buildings and improvements	330,440	330,857
Equipment and fixtures	556,520	555,048
Assets held-for-sale	8,043	9,683
Construction in progress	15,812	17,818
	1,105,810	1,109,666
Less: Accumulated depreciation	(541,317)	(525,947)
Property and equipment, net	$564,493	$583,719

Included in property and equipment are certain assets held under capital leases and lease finance obligations. These assets are recorded at the present value of minimum lease payments and include land, buildings and equipment. The following balances held under capital lease and lease finance obligations, net of accumulated amortization of $51.1 million and $49.7 million as of June 30, 2015 and December 31, 2014, respectively, are included on the accompanying condensed combined balance sheets:

	June 30,	December 31,
	2015	2014
	(In thousands of dollars)
Land	$140,311	$142,087
Buildings and improvements	114,719	119,124
Equipment and fixtures	10,015	10,959
	$265,045	$272,170

Depreciation expense for the three months ended June 30, 2015 and 2014 was $13.3 million and $13.0 million, respectively, of which $1.3 million and $1.2 million, respectively, related to manufacturing and distribution centers and was included in cost of goods sold. Depreciation expense for the six months ended June 30, 2015 and 2014 was $27.0 million and $26.1 million, respectively, of which $2.7 million and $2.5 million, respectively, related to manufacturing and distribution centers and was included in cost of goods sold.

No impairments were recognized on the held-for-use assets at June 30, 2015 and December 31, 2014. For the three months ended June 30, 2015 and 2014, the Company recognized an impairment gain (loss) related to change in the fair value, less cost to sell, of assets held-for-sale in the amount of $0.3 million and ($0.7) million, respectively. For the six months ended June 30, 2015 and 2014, the Company recognized an impairment gain (loss) related to change in the fair value, less cost to sell, of assets held-for-sale in the amount of $0.7 million and ($0.1) million, respectively.

4.	Goodwill and Other Intangible Assets

The carrying amount of goodwill as of June 30, 2015 and December 31, 2014 was $1.0 billion with no activity for the periods then ended.

The carrying amount of other intangible assets as of June 30, 2015 and December 31, 2014 is as follows:

	June 30, 2015
	Gross	Accumulated	Net Carrying
(in thousands of dollars)	Amount	Amortization	Amount
Customer relationships	$294,643	$292,860	$1,783
Trade names	32,639	$32,612	27
Covenants not to compete	87,579	$86,694	885
Leasehold interests	1,730	$1,660	70
	$416,591	$413,826	$2,765

	December 31, 2014
	Gross	Accumulated	Net Carrying
(in thousands of dollars)	Amount	Amortization	Amount
Customer relationships	294,643	291,702	$2,941
Trade names	32,639	32,604	35
Covenants not to compete	87,579	86,035	1,544
Leasehold interests	1,730	1,601	129
	$416,591	$411,942	$4,649

Amortization expense for the three months ended June 30, 2015 and 2014 was $0.9 million and $3.1 million, respectively and $1.9 million and $6.5 million for the six months ended June 30, 2015 and 2014, respectively.

5.	Notes Payable, Lease Finance Obligations and Capital Lease Obligations

Notes payable and lease finance obligations as of June 30, 2015 and December 31, 2014 consist of the following:

	June 30,	December 31,
	2015	2014
	(In thousands of dollars)
Related party notes payable	$685,000	$685,000
Revolving credit facilities	291,318	302,932
Lease finance obligations	285,592	290,902
Capital lease obligations	6,482	8,580
Total notes payable	1,268,392	1,287,414
Less:
Current portion - lease finance obligations	(903)	(887)
Current portion - capital lease obligations	(4,994)	(5,222)
Total long term notes payable	$1,262,495	$1,281,305

The Company leases certain property and equipment under capital leases expiring through 2016. These leases require monthly payments of principal and interest, imputed at various interest rates.

6.	Income Taxes

The effective tax rate for the six months ended June 30, 2015 and 2014 was 4.7% and (7.6%), respectively, which differs from the statutory rate of 35% principally due to state and local taxes, a valuation allowance and losses allocated to noncontrolling interests.

Based on the weight of positive and negative evidence, a valuation allowance on substantially all of the net deferred tax assets was recorded as of June 30, 2015 and December 31, 2014 in the amount of $262.8 million and $267.6 million, respectively. Realizability of the deferred tax assets could change if estimates of future taxable income change. To the extent taxable income is generated in future periods, these tax benefits will be realized and will reduce the future effective tax rate.

7.	Related Party Transactions

For the three months ended June 30, 2015 and 2014 the Company incurred interest expense of $3.5 million and $4.3 million, respectively, on related party debt. For the six months ended June 30, 2015 and 2014, the Company incurred interest expense of $6.9 million and $8.1 million, respectively, on related party debt. As of June 30, 2015 and December 31, 2014, the Company had $14.5 million and $5.0 million, respectively, of cash invested in an overnight money market instrument with a related party.

8.	Employee Retirement and Benefit Plans

Retirement Plan

The Company terminated The ProBuild Retirement Plan as of January 30, 2015 and concurrently completed Plan measurements resulting in an adjustment to its unfunded postretirement liabilities to reflect the unfunded status of the plans. This adjustment, along with the postretirement benefit expense, resulted in an other comprehensive loss of $1.1 million for the three months ended June 30, 2015 and an other comprehensive loss of $2.2 million for the six months ended June 30, 2015. Further, the

Company contributed $2.0 million to the Retirement Plan during 2015, and upon IRS approval of the plan termination expects to fund any required additional final contributions to fully fund all plan benefits. Also, upon IRS approval of the termination and liquidation of the Retirement Plan, any remaining unamortized comprehensive loss will be recognized in the Company's combined statements of operations. Expected benefit payments in 2015 are approximately $8.0 million with distribution of all remaining plan benefits to be made upon IRS approval.

9.	Commitments and Contingencies

The Company is a party to certain disputes arising in the ordinary course of business. Such disputes may include product liability, warranty claims, general contractual liabilities, employment matters, intellectual property disputes, environmental and other matters. Management does not believe the ultimate outcome of these matters will materially affect the Company's financial position, cash flows or results of operations.

10.	Noncontrolling Interest

Noncontrolling interests represent the Investor's interest in commonly controlled companies. Below is an equity rollforward of the noncontrolling interests which identifies the balances between ProBuild Holdings LLC (“PBH LLC”) and PBRE:

	Noncontrolling Interests
	(in thousands of dollars)
	PBH LLC	PBRE	Total
Balances at December 31, 2014	$396,106	$105,058	$501,164
Net income	27,933	1,436	29,369
Other comprehensive (loss)
Pension adjustment	(2,221)	—	(2,221)
Total comprehensive income	25,712	1,436	27,148
Balances at June 30, 2015	$421,818	$106,494	$528,312
11.	Subsequent Events

The Company evaluated subsequent events through August 13, 2015.

On April 13, 2015, the Company signed a Securities Purchase Agreement with Builders FirstSource, Inc. as the acquirer in an all-cash transaction with a purchase price of $1.625 billion. The transaction was completed on July 31, 2015.